                                                           EXHIBIT 21.1

                         SEAGATE TECHNOLOGY, INC.

                      SUBSIDIARIES OF THE REGISTRANT


                                                         STATE OR OTHER JURISDICTION
NAME OF SUBSIDIARY                                       OF INCORPORATION
------------------                                       ---------------------------

Seagate Technology International                         Cayman Islands, BWI
Seagate Technology (Thailand) Limited                    Thailand
Seagate Microelectronics Limited                         Scotland
Penang Seagate Industries (M) Sdn. Bhd.                  Malaysia
Seagate Technology GmbH                                  Germany
Nippon Seagate Inc.                                      Japan
Seagate Technology Korea Limited                         South Korea
Seagate Technology S.A.                                  France
Seagate Technology S.r.L                                 Italy
Seagate Technology AB                                    Sweden
Seagate Technology Australia Pty. Limited                Australia
Seagate Technology (Ireland)                             Cayman Islands, BWI
P.T. Seagate Technology                                  Indonesia
Seagate Technology Taiwan Ltd.                           Taiwan
Seagate Foreign Sales Corporation                        Virgin Islands
Seagate Technology International Holdings                Cayman Islands, BWI
Crystal Computer Services, Inc.                          British Columbia, Canada
Palindrome Corporation                                   Delaware
Seagate Tape Technology Inc.                             California
NetLabs, Inc.                                            California
Network Computing, Inc.                                  Texas
Creative Interaction Technologies, Inc.                  North Carolina
Frye Computer Systems, Inc.                              Massachusetts
Palindrome (UK) Limited                                  United Kingdom
Palindrome Australia Pty. Ltd.                           Australia
Seagate Technology (Clonmel)                             Cayman Islands, BWI
Seagate Technology International (Wuxi) Ltd.             Peoples Republic of China
Seagate Technology (Ireland Holdings)                    Cayman Islands, BWI
Seagate Software, Inc.                                   Delaware
Seagate Software GmbH                                    Germany
